ENSERVCO Schedules Fourth Quarter and Full Year

Earnings Release and Conference Call

DENVER, CO – March 5, 2018 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will release its fourth quarter and full year financial results on Thursday, March 22, 2018. Following the release, management will host a conference call and simultaneous webcast to discuss the quarter and subsequent operational developments.

The conference call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through March 29, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Replay ID #26470.

To listen to the webcast, participants should access the ENSERVCO website, located at www.enservco.com, and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. Participants can also connect directly to the webcast at: http://www.investorcalendar.com/event/26470. A replay of the webcast will be available for 90 days.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment and water hauling.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com.

Contact:

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone 303-393-7044

Email: jay@pfeifferhigh.com